Exhibit 10.1

PURCHASE AGREEMENT

by and among

the rpwi liquidating trust,
as Seller,

GLOBAL FIRST POWER LIMITED,

as the Company,

NANO NUCLEAR ENERGY INC.,

as buyer Parent

and

KRONOS MMR INC.,
as Buyer

Dated as of: August 14, 2025

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of August 14, 2025 (the “Effective Date”), by and among (i) The RPWI Liquidating Trust, a Delaware liquidating trust (the “Seller”), (ii) Global First Power Limited, a Canadian corporation (the “Company” and, together with the Seller, the “Seller Parties”), (iii) Nano Nuclear Energy Inc., a Nevada corporation (“Buyer Parent”), and (iv) Kronos MMR Inc., a Nevada corporation (“Buyer” and, together with Buyer Parent, the “Buyer Parties”). Seller, the Company, Buyer and the Buyer Parent may each, individually, be hereinafter referred to as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, on October 29, 2024 (the “Petition Date”), Ultra Safe Nuclear Corporation, a Delaware corporation, Ultra Safe Nuclear Corporation – Technologies, a Washington Corporation, USNC Holdings, LLC, a Washington limited liability company, the Company, and USNC-Power, Ltd., a British Columbia corporation (collectively, “Debtors”), filed voluntary petitions for relief (the “Bankruptcy Case”) under Chapter 11, Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, On April 10, 2025, the Bankruptcy Court entered an order [Dkt. No. 503] (the “Confirmation Order”) confirming the First Amended Joint Chapter 11 Plan of Liquidation for Reactor Parent Wind-Down, Inc. and Its Affiliated Debtors [Dkt. No. 486] (the “Plan”), which became effective on April 14, 2025 [Dkt. No. 516] (the “Plan Effective Date”);

WHEREAS, pursuant to the Plan, the Liquidating Trust Agreement [Dkt No. 446, Ex. B] (the “Trust Agreement”) was executed by Wilmington Savings Fund Society, FSB, solely in its capacity as the Liquidating Trustee of Seller (the “Liquidating Trustee”), and the Debtors, and the Liquidating Trustee was duly appointed as the trustee of Seller, successor in interest to the Debtors;

WHEREAS, pursuant to the Plan and the Trust Agreement, all assets of the Debtors were transferred to Seller free and clear of all claims, liens, and interests;

WHEREAS, Buyer Parent and the Debtors are parties to that certain Asset Purchase Agreement, dated as of December 18, 2024 (as amended by the First Amendment to Asset Purchase Agreement, dated as of January 10, 2025, the “APA”), pursuant to which Buyer Parent acquired from the Debtors all of the Debtors’ right, title and interest in and to certain assets of the Debtors as described therein and Buyer Parent assumed from Debtor certain obligations and liabilities as described therein, certain of which rights and obligations were transferred or were contemplated to be transferred to certain designees of Buyer Parent in accordance with the APA, including Buyer;

WHEREAS, pursuant to the APA, certain Canadian assets of the Debtors that were to be acquired by Buyer Parent or its designees were still held by the Debtors, and would be transferred to Buyer Parent or its designees upon receipt of certain consents from the Canadian government, including the Canadian Nuclear Safety Commission (the “CNSC”), and in connection with such Canadian assets, $250,000 of the purchase price paid by Buyer Parent was held in escrow by the Debtors, subject to obtaining the consent of the Canadian government;

WHEREAS, in connection with seeking the consent of the CNSC for the assignment of certain contracts in accordance with the APA and in order to obtain a license from the CSNC so that Nano or its designees could continue the Canadian demonstration project it acquired through the APA, the Buyer Parties were informed by the CNSC that the license application of the Company could not be transferred and that only the Company itself could complete the license application and obtain the license;

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WHEREAS, Buyer desires to purchase and acquire from the Seller Parties, and Seller Parties desire to sell and transfer to Buyer, all of the issued and outstanding equity interests of the Company and the Company’s rights to the CNSC license application, as described herein, and certain related assets, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, and agreements of the Parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms have the meanings specified or referred to in this Section 1:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, hearing, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“APA” has the meaning set forth in the Recitals.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement by and among the Seller Parties and Buyer, in the form attached hereto as Exhibit A, to be executed and delivered at the Closing.

“Assumed Liabilities” has the meaning set forth in Section 3.1(a).

“Avoidance Action” means any claim, right, or cause of action of Seller arising under Chapter 5 of the Bankruptcy Code and any analogous state law claims relating to the Purchased Assets.

“Bankruptcy Case” has the meaning set forth in the Recitals.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York, are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

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“Buyer Parties” has the meaning set forth in the Preamble.

“Buyer’s Knowledge” or any other similar knowledge qualification in respect of a Buyer Party, means the actual knowledge of James Walker or Jay Jiang Yu after reasonable inquiry.

“Claim” means a claim as defined in Section 101 of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 4.4.

“Closing Date” has the meaning set forth in Section 4.4.

“CNSC” has the meaning set forth in the Recitals.

“CNSC Liability” has the meaning set forth in Section 3.1(a).

“CNSC License Application” means the application to CNSC by the Company, initiated on July 15, 2019, seeking to obtain the licenses needed to fully execute the project known by CNSC as the Micro Modular Reactor Project, and uniquely referenced by CNSC under project reference number 80182.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Confirmation Order” has the meaning set forth in the Recitals.

“Contracts” means all contracts, leases, subleases, deeds, mortgages, licenses, instruments, notes, commitments, purchase orders, customer orders, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral, and with respect to any of the foregoing, all amendments, supplements, extensions, addenda, or restatements relating thereto.

“Debtors” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the Preamble.

“Encumbrance” means any charge, Lien, Claim, right, demand, mortgage, lease, debt, losses, damage, demand, fine, judgment, penalty, liability, obligation, commitment, assessment, cost, expense, loss, expenditure, charge, fee, penalty, fine, contribution, premium, sublease, hypothecation, deed of trust, pledge, security interest, option, right of use or possession, right of first offer or first refusal, rights of others, easement, restrictive covenant, right of way, preemptive right, conditional sale, servitude, conditional sale agreement, or restriction (whether on voting, sale, transfer, defenses, set-off or recoupment rights, disposition or otherwise), encroachment, encumbrance, third party interest, or other restriction or limitation of any kind, whether imposed by contract, Law, equity, or otherwise.

“Excluded Liabilities” has the meaning set forth in Section 3.2.

“Expense Reimbursement” has the meaning set forth in Section 4.6(b).

“Final Order” means an order or judgment of the Bankruptcy Court, the operation or effect of which has not been reversed, stayed, modified, or amended and which is in full force and effect, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending.

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“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization, or other non-governmental regulatory authority, or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Order, or other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, claims, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

“Liens” means any “interest” as that term is used in Section 363(f) of the Bankruptcy Code, mortgage, deed of trust, pledge, assignment, security interest, encumbrance, easement, condition, covenant, reservation, lien, mechanics lien, claim, charge, hypothecation, deemed trust, action, easement, charge, or otherwise, or claim of any kind or nature whatsoever in respect of any property, including any of the foregoing created by, arising under, or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of a financing statement naming the owner of the property as to which such lien relates as the debtor under the Uniform Commercial Code or any comparable Law in any other jurisdiction.

“Liquidating Trustee” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any event, occurrence, fact, condition, prospect, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) a Seller Party; (b) the business, results of operations, assets, Liabilities, value or condition of any one or more of the Purchased Assets; or (c) the ability of a Seller Party or any Affiliate(s) thereof to consummate the Transactions, or to fully perform, satisfy, and discharge all obligations, covenants, and agreements of a Seller Party contemplated under this Agreement or any of the other Transaction Documents, on a timely basis; provided, however, the following shall not constitute a Material Adverse Effect and shall not be taken into account in determining whether or not there has been or would reasonably be expected to be a Material Adverse Effect: (i) changes in general economic conditions or securities or financial markets in general; (ii) any changes in law applicable to a Seller Party or any of a Seller Party’s properties or assets or interpretations thereof by any Governmental Authority; (iii) any outbreak or escalation of hostilities or war (whether declared or not declared) or any act of terrorism; (iv) any changes to the extent resulting from the announcement or the existence of, or a Seller Party’s compliance with, this Agreement and the transactions contemplated hereby; (v) any changes in accounting practices or policies that a Seller Party is required to adopt after the date of this Agreement; (vi) matters occurring in, or arising from the Bankruptcy Case, including any events, occurrences, or other actions required to be taken as a result thereof; and (vii) any event, circumstance, development, change, occurrence, or effect to the extent resulting from, arising out of, or relating to any epidemic, pandemic or disease outbreak; provided further, in the case of clauses (i), (ii), (iii), (v), and (vii) such effects shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that any such effects have a disproportionate adverse effect on the applicable Seller Party, the Purchased Assets, or the Assumed Liabilities as compared to other similarly situated entities or businesses.

“Order” means any order, injunction, judgment, decree, ruling, writ, temporary or permanent restraining order, assessment, stipulation, determination, or award of any Governmental Authority.

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“Organizational Documents” means, individually or collectively (as applicable), with respect to any Person: (i) the certificate of formation or incorporation, articles of organization, or similar formation and charter documents; (ii) any and all joint venture, limited liability company agreement, operating agreement, and other similar documents adopted or filed in connection with the creation, formation, incorporation, governance, operations, management, and/or organization of such Person; and (iii) all side letters, side agreements, regulations, voting agreements, and similar documents, instruments, or agreements relating to the governance, operations, management, and/or organization of such Person, in each case, as amended, restated, supplemented, and/or otherwise modified.

“Outside Date” has the meaning set forth in Section 4.2(a).

“Party” and “Parties” have the respective meanings set forth in the Preamble.

“Permitted Encumbrances” collectively means (i) Encumbrances for Taxes, assessments and similar charges related to the Purchased Assets that are not yet due or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; and (ii) that are mechanic’s, materialman’s, carrier’s, supplier’s, vendor’s, repairer’s, or other similar Encumbrances arising in the ordinary course of business and securing amounts that are not delinquent or are being contested in good faith.

“Permits” means all permits, approvals, licenses, franchises, and other authorizations from any Governmental Authority or other Persons maintained by a Seller Party under applicable Law (i) to use, own, maintain, and/or operate any of the Purchased Assets, and/or (ii) in connection with the Assumed Liabilities.

“Person” means any individual, corporation, partnership, limited liability company, association, trust, joint stock company, unincorporated organization, labor union, collective bargaining unit, joint venture, Governmental Authority, or other similar entity, whether or not a legal entity.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Purchased Assets” has the meaning set forth in Section 2.2.

“Purchased CNSC Application Assets” has the meaning set forth in Section 2.2.

“Purchased Equity Interests” has the meaning set forth in Section 2.1.

“Representative” means, with respect to any Person, any director, manager, officer, agent, independent contractor, consultant, advisor, Affiliate, employee, or similar Person acting in a representative capacity for such Person.

“Retained Assets” has the meaning set forth in Section 2.3.

“Sale Hearing” has the meaning set forth in Section 8.1(b).

“Sale Motion” has the meaning set forth in Section 8.1(b).

“Sale Order” has the meaning set forth in Section 8.1(b).

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“SEC” means the U.S. Securities and Exchange Commission.

“Seller” has the meaning set forth in the Preamble.

“Seller Expenses” mean the reasonable documented out-of-pocket fees and expenses, including legal fees, incurred by or on behalf of the Liquidating Trustee in connection with the Transactions.

“Seller’s Knowledge” or any other similar knowledge qualification in respect of a Seller Party, means the actual knowledge of Patrick J. Healy after reasonable inquiry.

“Seller Parties” has the meaning set forth in the Preamble.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign, and other income, commercial activity, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto, and any interest in respect of such additions or penalties.

“Transfer Taxes” means, to the extent not exempt under Section 1146(a) of the Bankruptcy Code in connection with the Bankruptcy Case, all excise, sales, use, value added, registration stamp, recording, documentary, conveyance, franchise, property, transfer, and similar Taxes, levies, charges and fees, including any interest and penalties incurred in connection with any of the Transactions.

“Transaction Documents” means this Agreement, the Assignment and Assumption Agreement, the Sale Order and all other agreements, instruments, certificates, and other documents required to be executed and/or delivered by a Seller Party or Buyer Party pursuant to any of the foregoing documents, or otherwise in connection with any of the contemplated Transactions.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Trust Agreement” has the meaning set forth in the Recitals.

SECTION 2

TRANSER OF EQUITY AND ASSETS

2.1. Transfer of Equity. Subject to the terms and conditions hereof, at the Closing, Seller shall sell, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, one hundred percent (100%) of the issued and outstanding equity interests of the Company (the “Purchased Equity Interests”), free and clear of any and all Encumbrances.

2.2 Transfer of Assets. Subject to the terms and conditions hereof, at the Closing, the Seller Parties shall sell, assign, transfer, and deliver to Buyer, and Buyer shall purchase from the Seller Parties, all of the right, title, and interest in and to the following assets, properties, and rights of the Seller Parties, wherever located (the “Purchased CNSC Application Assets” and together with the Purchased Equity Interests, the “Purchased Assets”):

(a) the CNSC License Application;

(b) all payments, fees and deposits made in connection with the CNSC License Application;

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(c) any claims, rights or causes of action under or in connection with the CNSC License Application or the other Purchased Assets (excluding, for the avoidance of doubt, the expressly enumerated Retained Assets in clause (a) through (l) of Section 2.3 below);

(d) all corporate books and records of the Company that relate to the Purchased Assets or the Assumed Liabilities, including organizational and financial documents, minutes, stock ledgers, Tax Returns, the books, records, and other records of the Company relating to the Purchased Assets or the Assumed Liabilities, including any correspondence with the CNSC relating to the CNSC License Application, to the extent such documents are in the possession or control of the Seller, except that the Purchased CNSC Application Assets shall not include any materials that are subject to attorney-client privilege; provided, that the Seller shall be permitted to retain copies of all of the foregoing documents so long as the Seller and its Representatives (i) use such documents solely for the purposes of carrying out the duties and obligations of the Liquidating Trustee under the Confirmation Order, Plan and Trust Agreement, and (ii) keep such documents confidential and do not disclose such documents to anyone other than (A) on a confidential basis to the Seller’s Representatives who reasonably need to know such information for the purposes described in clause (i) above or otherwise or (B) to the extent required to carry out the duties and obligations of the Liquidating Trustee under the Confirmation Order, Plan and Trust Agreement;

(e) all “general intangibles” (as defined in the Uniform Commercial Code) relating to the Purchased CNSC Application Assets; and

(f) all goodwill associated with the Purchased CNSC Application Assets.

2.3 Retained Assets. Seller shall retain, and the Company and the Buyer Parties shall have no right to, all of the Seller’s right, title, and interest in all assets, properties, and rights of the Seller that are not Purchased CNSC Application Assets, wherever located, (collectively, the “Retained Assets”), including:

(a) all cash, cash equivalents, marketable securities, bank accounts, and other funds of the Company;

(b) any Contracts of the Company that are not Purchased CNSC Application Assets;

(c) all corporate books and records of the Company that are solely and directly related to the Retained Assets, all records of the Company which specifically and exclusively pertain to the Retained Assets or Excluded Liabilities, and all attorney-client privileged materials, including those related to any of the contemplated Transactions;

(e) the rights that accrue or will accrue to the Company under this Agreement or any of the other Transaction Documents;

(f) all Tax refunds due the Company in respect of any payment of Taxes made by, or on behalf of, the Company prior to the Closing Date, including, for the avoidance of doubt, all employee retention tax refunds or credits arising as a result of the pre-Closing operation of the Company’s business;

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(g) all current and prior director and officer insurance policies of the Company and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

(h) any security deposits or pre-paid expenses paid prior to the Closing Date and not associated with the Purchased Assets;

(i) prepaid insurance;

(j) all insurance policies and binders, all claims, refunds, and credits from insurance claims, insurance policies, or binders due or to become due with respect to such policies or binders and all rights to proceeds thereof;

(k) all Avoidance Actions; and

(l) all litigation claims, rights, or causes of action of the Company, including commercial tort claims, but excluding claims, rights or causes of action under or in connection with the CNSC License Application and the other Purchased Assets.

SECTION 3

ASSUMPTION OF CERTAIN LIABILITIES OF THE COMPANY

3.1 Assumption of Certain Liabilities.

(a) In consideration for the transfer of the Purchased Assets by the Seller Parties, Buyer shall assume only the following liabilities: (i) the claims of the CNSC against the Company for periods prior to the filing of the Bankruptcy Case in an aggregate amount equal to Six Hundred Forty-One Thousand Two Hundred and Six U.S. Dollars and Sixty-One Cents ($641,206.61) (the “CNSC Liability”); and (ii) the Liabilities of the Company for amounts payable to the CNSC for the CNSC License Application which first arise and relate to, or become due and payable in the ordinary course of business at, any time after the Closing (collectively, the “Assumed Liabilities”).

(b) ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, EXCEPT FOR THE ASSUMED LIABILITIES SPECIFICALLY DESCRIBED IN SECTION 3.1(a) TO BE ASSUEMD BY BUYER AND AS PROVIDED IN SECTION 7.5, THE BUYER PARTIES DO NOT AND SHALL NOT ASSUME, AND THE BUYER PARTIES EXPRESSLY DISCLAIM THE ASSUMPTION OF, ANY AND ALL LIABILITIES, TAXES, OR OBLIGATIONS (FIXED OR CONTINGENT, KNOWN OR UNKNOWN, MATURED OR UNMATURED, OR OTHERWISE) OF THE COMPANY, SELLER OR ANY OTHER PERSON(S), WHETHER OR NOT ARISING OUT OF OR RELATING TO ANY OF THE PURCHASED ASSETS OR ANY OTHER BUSINESS OF THE COMPANY, SELLER OR ANY OTHER PERSON(S), ALL OF WHICH LIABILITIES, TAXES, AND OBLIGATIONS SHALL, AT AND AFTER THE CLOSING, REMAIN THE EXCLUSIVE RESPONSIBILITY OF SELLER.

3.2 Excluded Liabilities. Buyer and the Company shall have no responsibility or Liability for any of the Excluded Liabilities. The term “Excluded Liabilities” collectively means each and every Liability of the Company or Seller and/or any Affiliate(s) of the Company or Seller other than the Assumed Liabilities, including any pre-petition Liabilities of the Company in accordance with the Plan and the Confirmation Order other than the Assumed Liabilities.

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SECTION 4

PURCHASE PRICE

4.1 The Purchase. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer hereby agrees to purchase from Seller Parties all of the Purchased Assets and assume all of the Assumed Liabilities from the Company, and the Seller Parties hereby agree to sell to Buyer all of the Purchased Assets, free and clear of any and all Encumbrances other than Assumed Liabilities and Permitted Encumbrances, for the Purchase Price. For the avoidance of doubt, Buyer is not assuming, and neither Buyer nor, in accordance with the Plan and the Confirmation Order, the Company shall have any responsibility or Liability for, any of the Excluded Liabilities.

4.2 Conditions to Buyer’s Obligations. Buyer’s obligation to make the deliveries required of Buyer at the Closing and otherwise consummate the contemplated Transactions shall be subject to the satisfaction of each of the following conditions (unless such condition is waived in writing by Buyer):

(a) the Sale Order shall become a Final Order within forty-five (45) days after the date of this Agreement (the “Outside Date”);

(b) all of the representations and warranties of the Seller Parties contained herein shall continue to be true, correct, and complete when made and at the Closing (except to the extent expressly made with respect to another date or period, in which case it shall be true, correct, and complete as of such other date) in all material respects, and the Seller Parties shall have substantially performed or tendered performance of each and every covenant on the part of such Seller Party to be performed which, by its terms, is required to be performed at or before the Closing (including the Seller Parties’ performance, in all respects, of their covenants hereunder to sell, assign, transfer, convey, and deliver to Buyer all of the Seller Parties’ respective right, title, and interest in and to all Purchased Assets free and clear of all Encumbrances);

(c) the Seller Parties shall have tendered delivery of all items required to be delivered by the Seller Parties under Section 4.5(a); and

(d) no Action that is not stayed by the Bankruptcy Court shall be pending before any Governmental Authority seeking to restrain or prohibit the consummation of the contemplated Transactions, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any Law of any Governmental Authority having appropriate jurisdiction.

4.3 Conditions to Seller Parties’ Obligations. The Seller Parties’ respective obligations to make the deliveries required of the Seller Parties at the Closing and otherwise consummate the contemplated Transactions shall be subject to the satisfaction of each of the following conditions (unless such condition is waived in writing by the Seller Parties):

(a) all of the representations and warranties of the Buyer Parties contained herein shall continue to be true, correct, and complete when made and at the Closing (except to the extent expressly made with respect to another date or period, in which case it shall be true, correct, and complete as of such other date) in all material respects, and the Buyer Parties shall have substantially performed or tendered performance of each and every covenant on such Buyer Party to be performed which, by its terms, is required to be performed at or before the Closing;

(b) no Action that is not stayed by the Bankruptcy Court shall be pending before any Governmental Authority seeking or threatening to restrain or prohibit the consummation of the contemplated Transactions, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any Law of any Governmental Authority having appropriate jurisdiction; and

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(c) the Buyer Parties shall have tendered delivery of all items required to be delivered by the Buyer Parties under Section 4.5(b).

4.4 Closing. The closing of the Transactions (the “Closing”) shall take place via the electronic exchange of documents upon the full satisfaction of the conditions set forth under Section 4.2, Section 4.3 and Section 4.5 (the date upon which the Closing actually occurs is herein referred to as the “Closing Date”), and the Closing shall be effective as of 12:01 a.m. Eastern Time on the Closing Date. Notwithstanding any other provision contained in this Agreement to the contrary, in the event the Closing does not occur on or before the Outside Date, Buyer shall have the right to elect to terminate this Agreement, which Buyer may exercise by delivering written notice of such election to Seller at any time after the Outside Date (but prior to the Closing).

4.5 Closing Deliveries. At the Closing:

(a) The Seller Parties will deliver to the Buyer Parties:

(i) the Assignment and Assumption Agreement, duly executed by the Seller Parties, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(ii) all written consents required to be obtained or given by any Person in order to consummate any of the contemplated Transactions, in form and substance reasonably acceptable to the Buyer Parties;

(iii) original share certificates representing all of the equity interests in the Company, with a duly executed share power, or powers of attorney duly executed or, if such share certificates cannot reasonably be located, a lost share affidavit or other documentation, in each instance, in a form reasonably acceptable to the Buyer Parties and necessary to transfer the equity interests in the Company to Buyer on the books and records of the Company; and

(iv) such other documents or instruments, in form and substance reasonably acceptable to the Buyer Parties, as the Buyer Parties may deem reasonably necessary, or as may be required to consummate any of the contemplated Transactions.

(b) At the Closing, the Buyer Parties shall deliver or cause to be delivered to Seller:

(i) evidence reasonably satisfactory to Seller that Buyer has made the Expense Reimbursement payment required by Section 4.6;

(ii) the Assignment and Assumption Agreement duly executed by Buyer; and

(iii) such other documents or instruments, in form and substance reasonably acceptable to Seller, as Seller may deem reasonably necessary, or as may be required to consummate any of the contemplated Transactions.

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4.6 Purchase Price. Subject to the Closing, in consideration of the sale, assignment, transfer and delivery to Buyer of the Purchased Assets in accordance with and subject to the terms and conditions of this Agreement, at the Closing:

(a) Buyer shall assume the Assumed Liabilities from the Company in accordance with and subject to the terms and conditions of this Agreement; and

(b) Buyer shall pay or cause to be paid to the Liquidating Trustee on behalf of Seller (the “Expense Reimbursement”) the Seller Expenses in an amount not to exceed Fifteen Thousand U.S. Dollars ($15,000) (the “Expense Reimbursement Cap”) (provided, that Buyer shall be obligated to pay the Expense Reimbursement for Seller Expenses in excess of the Expense Reimbursement Cap solely and to the extent that such excess Seller Expenses result from an objection to the Sale Motion or contested Sale Hearing), payable in immediately available funds in accordance with the wire instructions delivered by the Liquidating Trustee to Buyer in writing prior to the Closing.

4.7 Buyer Parent Guaranty. Buyer Parent hereby absolutely, irrevocably and unconditionally guarantees, subject to all claims, defenses and rights of Buyer, the full and prompt payment of the CNSC Liability and the Expense Reimbursement under this Agreement, when and as the same shall become due and payable, on behalf of Buyer.

4.8 Retention of Rights under the APA. For the avoidance of doubt, nothing in this Agreement will affect the rights or obligations of the Buyer Parties or the Seller Parties under the APA and the other agreements entered into in connection with the APA, including the rights of Buyer Parent under Section 4.7 of the APA with respect to the funds held in the Escrow Account (as defined in the APA).

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Each Seller Party hereby represents and warrants to the Buyer Parties that the following statements are correct and complete as of both the Effective Date and as of the Closing:

5.1 Existence, Good Standing, and Enforceability.

(a) Seller is a liquidating trust, duly formed, validly existing, and in good standing under the Laws of Delaware pursuant to the Plan and Confirmation Order and has all requisite power and authority to own the Purchased Assets.

(b) Each Seller Party has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform such Seller Party’s obligations hereunder and thereunder, and, subject to entry of the Sale Order, to consummate each of the Transactions. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller Party is a party, the performance by such Seller Party of its obligations hereunder and thereunder, and the consummation of each of the Transactions have been duly authorized by all requisite action on the part of such Seller Party, and, subject to entry of the Sale Order, no other authorization or proceedings on the part of such Seller Party is required therefor.

(c) This Agreement has been, and each of the other Transaction Documents to which a Seller Party is a party will be at or prior to the Closing, duly and validly executed and delivered by such Seller Party and (assuming due authorization, execution, and delivery by the applicable Buyer Parties and entry of the Sale Order) this Agreement constitutes, and each of the other Transaction Documents to which a Seller Party is a party when so executed and delivered will constitute, legal, valid, and binding obligations of such Seller Party, enforceable against such Seller Party in accordance with their respective terms. The Persons signing this Agreement and the other Transaction Documents on behalf of each Seller Party has been duly authorized to execute and deliver this Agreement and the other Transaction Documents.

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5.2 Company Capitalization. Seller owns all of the issued and outstanding equity interests of the Company. The Seller Parties have provided to the Buyer Parties copies of the Organizational Documents of the Company that are in their possession and control.

5.3 No Conflict. The consummation of the Transactions contemplated by this Agreement and the other Transaction Documents, or compliance by the Seller Parties with any of the provisions thereof, after giving effect to the Sale Order, will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Confirmation Order or the Trust Agreement.

5.4 Litigation. To Seller’s Knowledge, there are no existing facts or circumstances that would reasonably be expected to result in an Action related to the Purchased Assets or the transactions contemplated by this Agreement.

5.5 Title to Assets. The Seller Parties have good, valid, and marketable title to all the Purchased Assets, and at the Closing will deliver the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances. Subject to the Sale Order, the transfer of the Purchased Assets hereunder will convey to Buyer good, valid, and indefeasible title to the Purchased Assets, including the Purchased Equity Interests, free and clear of all Encumbrances other than Permitted Encumbrances.

5.6 Brokers. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s, or other fee or commission from a Seller Party in connection with any of the contemplated Transactions.

5.7 Permits. Neither Seller Party has received any written notice regarding the pending, threatened, or anticipated suspension, revocation, impairment, forfeiture, cancellation, invalidation, termination, denial, or nonrenewal of any Permit since the Plan Effective Date and, to Seller’s Knowledge there are no existing facts, events, or circumstances that would reasonably be expected to result in such any such actions.

5.8 Employees. The Company does not currently employ or engage any employees or independent contractors.

Disclaimer; No OTHER WARRANTIES. EXCEPT FOR THE REPRESENTATIONS OF THE SELLER PARTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS TO WHICH A SELLER PARTY IS PARTY, THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY CONCERNING ANY OF THE PURCHASED ASSETS (INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, THE PURCHASED ASSETS ARE PROVIDED “AS IS,” “WHERE IS,” AND IN “WITH ALL FAULTS” CONDITION.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Each Buyer Party hereby represents and warrants to the Seller Parties that the following statements are correct and complete as of the Closing:

6.1 Organization; Authority. Each Buyer Party is a corporation duly organized, validly existing, and in good standing under the Law of the State of Nevada, and has all requisite power and authority to acquire the Purchased Assets, to enter into this Agreement and the other Transaction Documents, and to perform its obligations hereunder and thereunder.

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6.2 Enforceability. The execution and delivery of this Agreement and the other Transaction Documents by each Buyer Party, and the performance of its obligations hereunder and thereunder, have been duly authorized by such Buyer Party. Assuming due authorization, execution, and delivery by the Seller Parties and entry of the Sale Order, this Agreement and the other Transaction Documents constitute the valid and binding obligations of such Buyer Party enforceable in accordance with their terms. The Persons signing this Agreement and the other Transaction Documents on behalf of the Buyer Parties have been duly authorized to execute and deliver this Agreement and the other Transaction Documents.

6.3 Acknowledgement by Buyer Parties. EACH BUYER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SELLER PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS, INCLUDING EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF. EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER WILL ACCEPT THE PURCHASED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

6.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of a Buyer Party.

6.5 Legal Proceedings. There are no Actions pending or, to Buyer’s Knowledge, threatened against or by a Buyer Party or any Affiliate of a Buyer Party that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

SECTION 7

COVENANTS

7.1 Purchased Assets. Each Seller Party will promptly (but in no event later than five (5) Business Days after its receipt thereof) deliver to Buyer the original of any mail or other communication received by such Seller Party that relates to any of the Purchased Assets or any of the Assumed Liabilities. Each Seller Party will promptly (but in no event later than seven (7) Business Days after its receipt thereof) remit to Buyer any payment relating any of the Purchased Assets that such Seller Party, any Affiliate of a Seller Party, or any Representative of a Seller Party receives or is entitled to receive, together with current, accurate, and complete records relating to such payment.

7.2 Litigation Support. If a Buyer Party is evaluating, pursuing, contesting, or defending against any Action in connection with (a) any of the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving any of the Purchased Assets and/or any of the Assumed Liabilities, solely prior to the Closing, the Seller Parties will reasonably cooperate with such Buyer Party and such Buyer Party’s counsel in the evaluation, pursuit, contest, or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection therewith. Buyer will bear and reimburse the Seller for the Liquidating Trustee’s reasonable documented out-of-pocket costs and expenses related to such cooperation.

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7.3 Further Action. Each Seller Party shall, upon the reasonable request of a Buyer Party made from time to time and at any time (whether on or after the Closing Date), at the sole cost of such Buyer Party, (a) execute, file, deliver, and/or record (as applicable) such certifications, certificates, deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances, assurances, and other agreements, instruments, and documents as may be reasonably necessary to satisfy and perform the obligations of any Party hereunder; (b) forward any communication and payments related to the Assumed Liabilities and/or the Purchased Assets; and (c) take any such other actions as may be reasonably necessary for the Buyer Parties to receive their full benefits under this Agreement and the other Transaction Documents.

7.4 Access to Records. On and after the Closing Date, the Seller Parties, on one hand, and the Buyer Parties on the other hand, will each afford promptly to the other Party and such Party’s Representatives reasonable access to such other Party’s books of account, financial, and other records (including accountant’s work papers), information, employees, and auditors to the extent necessary or useful for the other Party in connection with any audit, investigation, dispute, or litigation, or any other reasonable business purpose relating to the Purchased Assets; provided, however, that any such access shall not unreasonably interfere with the conduct of the business of any Party. Each Party shall bear such Party’s own out-of-pocket costs and expenses reasonably incurred in connection with the foregoing.

7.5 Tax Matters.

(a) Each Seller Party and Buyer Party shall comply with all post-Closing Tax filings as may be required to be filed following the Closing under applicable Law. The Buyer Parties and the Seller Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and/or the Assumed Liabilities (including access to books and records, Tax Returns, and tax workpapers of each Seller Party) as is reasonably necessary for the preparation and filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority, and the prosecution or defense of any Action relating to any Tax. The Buyer Parties and the Seller Parties shall cooperate with each other in good faith in the conduct of any audit or other Action relating to Taxes involving the Purchased Assets, and/or the Assumed Liabilities. The Buyer Parties and the Seller Parties will consult and cooperate on a reasonable basis in preparing and timely filing all Tax Returns with respect to any Taxes.

(b) Any applicable Taxes of the Company (other than Taxes imposed or assessed on income) shall be prorated between the Seller Parties and Buyer as of the Closing Date based upon the number of days elapsed in the applicable taxable period as of the Closing Date. All ad valorem property and personal taxes payable upon the Purchased Assets will be prorated between the Seller Parties and Buyer for the tax year in which the Closing is held, on the basis of the tax statements for such year; provided, however, if tax statements for the current year are not available as of the Closing Date, the tax proration between the Seller Parties and Buyer will be made on the basis of 106% of the taxes for the immediately prior tax year. Notwithstanding anything to the contrary, the tax proration made at Closing will be a final proration between Buyer and the Seller Parties.

7.6 Conduct of Business. At all times from and after the Effective Date through the Closing, each Seller Party covenants and agrees to:

(a) subject to any limitations arising as result of such Seller Party’s operation as a liquidating trust, maintain all the tangible Purchased Assets in accordance with industry-standard or otherwise commercially reasonable practices;

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(b) comply with all applicable Laws, Orders, Permits and Contracts in all material respects; and

(c) allow the Buyer Parties and their respective Representatives reasonable access to the Purchased Assets, provided that such access shall not unreasonably interfere with the Seller Parties’ operation of their respective businesses.

7.7. Audit Cooperation. From and after the Effective Date (including after the Closing), if and to the extent requested by Buyer Parent, Seller will its use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its Representatives to, reasonably cooperate with Buyer Parent’s efforts to conduct and obtain audits for the Purchased Assets and the Assumed Liabilities from an independent certified public accountant for such periods as required to be filed by Buyer Parent with the SEC, including providing such financial information and documentation as required by Buyer Parent or its auditor and responding to oral or written inquiries of Buyer Parent or its auditor in connection with such audit. To the extent that Seller has to continue to retain financial or accounting personnel after the Closing in order to satisfy Seller’s obligations under this Section 7.7, Buyer Parent agrees to pay for the reasonable costs of expenses of such personnel based on their current compensation as of the Effective Date.

SECTION 8

BANKRUPTCY MATTERS

8.1 Bankruptcy Matters.

(a) The Parties acknowledge that this Agreement and the sale of the Purchased Assets is subject to Bankruptcy Court approval. The Parties acknowledge that to obtain such approval, the Seller Parties must demonstrate that they have taken reasonable steps to obtain the highest or otherwise best offer possible for the Purchased Assets, including giving notice of the contemplated Transactions to creditors and certain other interested parties as ordered by the Bankruptcy Court.

(b) As promptly as practicable (and in any event within three (3) Business Days) after the date of this Agreement, the Seller Parties will file with the Bankruptcy Court a motion (the “Sale Motion”), notices and proposed Orders, seeking a hearing by the Bankruptcy Court (the “Sale Hearing”) to issue an Order approving the sale of the Purchased Assets in form and substance to be reasonably agreed in good faith between Seller and the Buyer Parties (the “Sale Order”), which Sale Order shall be entered within thirty (30) days from the date the Sale Motion is filed.

(c) As promptly as practicable after the Effective Date, the Seller Parties will serve a copy of the Sale Motion on: (i) all entities known to assert any interest in or Lien upon any of the Purchased Assets; (ii) all parties that are entitled to notice under Bankruptcy Rule 2002; (iii) the attorneys general of all states in which the Purchased Assets are located; (iv) the Office of the United States Trustee; (v) the SEC; (vi) the Internal Revenue Service and any other Governmental Authority that has filed a claim against a Seller Party and/or any of the Purchased Assets; (vii) all Persons that expressed to Seller an interest in purchasing the Purchased Assets; (viii) any party appearing in the Bankruptcy Case and claiming a secured interest in the Purchased Assets; (ix) any party known to a Seller Party and claiming a secured interest in the Purchased Assets; and (x) any and all other parties directed by the Bankruptcy Court.

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(d) The Seller Parties shall deliver to the Buyer Parties copies of all motions, applications, and supporting papers prepared by or on behalf of a Seller Party (including forms of orders and notices to interested parties) directly or indirectly relating to the Purchased Assets, the Assumed Liabilities, any of the Transaction Documents, and/or any of the Transactions at least two (2) Business Days prior to the filing thereof in the Bankruptcy Case, so as to allow the Buyer Parties to provide reasonable comments for incorporation into the same, except with respect to pleadings (other than the Sale Motion) where circumstances prevent such notice.

(e) The Sale Order shall not be amended, modified or supplemented from the form attached hereto without the Buyer Parties’ prior written consent. The Seller Parties agree not to challenge a Buyer Party’s standing with respect to any motion, hearing, or other matter related to this Agreement, any of the other Transaction Documents or other sale of any of the Purchased Assets.

8.2 Efforts to Close. Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable consistent with applicable Law to consummate and make effective, in the most expeditious manner practicable, each of the Transactions. Without limiting the foregoing provisions of this Section 8.2, the Seller Parties shall use their commercially reasonable efforts to obtain the Sale Order on or prior to the thirtieth (30th) day from the date that the Sale Motion is filed with the Bankruptcy Court, and, upon entry, cause it not to be (i) vacated, stayed, or reversed, or (ii) amended, supplemented, or otherwise modified, except (A) with the express written consent of the Buyer Parties or (B) as would not be adverse to either Buyer Party in any material respect.

SECTION 9

TERMINATION

9.1 Termination.

(a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Parties.

(b) Termination by Either Buyer or Seller. This Agreement may be terminated at any time prior to the Closing Date by either Buyer or Seller if any Governmental Authority shall have issued an Order permanently restraining, enjoining, or otherwise prohibiting the consummation of the Transactions and either (i) thirty (30) days shall have elapsed from the issuance of such Order and such Order has not been removed or vacated, or (ii) such Order shall have become final and non-appealable.

(c) Termination by Seller. This Agreement may be terminated with no further liability hereunder at any time prior to the Closing Date by Seller as follows:

(i) if there has been a material breach of this Agreement by a Buyer Party, which breach such Buyer Party has failed to cure within fourteen (14) days following its receipt of written notice thereof from Seller;

(ii) if any condition precedent of a Seller Party specified in Section 4.3 shall not have been satisfied or waived and shall have become impossible to satisfy, unless the failure of such condition to have been satisfied was caused primarily by a material breach by a Seller Party; or

(iii) if the Closing Date shall not have occurred on or before 5:00 p.m. Eastern Standard Time on the Outside Date, but only to the extent the Closing has not occurred as of the Outside Date for reasons other than a Seller Party’s failure to meet its obligations hereunder, including using all diligent and commercially reasonable efforts to obtain approval of the Sale Order by the dates set forth herein.

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(d) Termination by Buyer. This Agreement may be terminated at any time prior to the Closing Date by Buyer as follows:

(i) if the Sale Order does not become a Final Order by the Outside Date;

(ii) if there has been a material breach of this Agreement by a Seller Party, which breach Seller has failed to cure within fourteen (14) days following its receipt of written notice thereof from Buyer;

(iii) if any condition precedent of a Buyer Party specified in Section 4.2 shall not have been satisfied or waived or, in the reasonable judgment of Buyer, shall have become reasonably unlikely to be satisfied, unless the failure of such condition to have been satisfied was caused primarily by a material breach by a Buyer Party; or

(iv) if the Closing Date shall not have occurred on or before 5:00 p.m. Eastern Standard Time on the Outside Date, but only to the extent the Closing has not occurred as of the Outside Date for reasons other than a Buyer Party’s failure to meet its obligations hereunder.

(e) Notification of Certain Events. Seller shall give notice to the Buyer Parties promptly upon becoming aware of any occurrence or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any condition to the obligations of the Buyer Parties to affect the Transactions not to be satisfied. If Seller gives a Buyer Party a notice pursuant to this Section 8.4(e), then Buyer is permitted to terminate this Agreement pursuant to Section 8.4(d)(iii).

9.2 Effect of Termination. In the event of termination by either Buyer or Seller of this Agreement pursuant to Section 9.1, written notice thereof shall as promptly as practicable be given to the other Parties and thereupon this Agreement shall terminate and the Transactions shall be abandoned without further action by the Parties hereto. Upon termination of this Agreement, (i) except as otherwise provided in this Agreement, this Agreement shall cease to have any force or effect, (ii) the Parties shall not have any liability to each other, except for fraud occurring on or before the date of such termination; provided, however, that if this Agreement is terminated by reason of (x) any material breach hereof by the non-terminating Party or its Affiliates, or (y) any material non-compliance by the non-terminating Party or its Affiliates with its obligations under this Agreement, which non-compliance shall have been the cause of the failure of one or more of the conditions to the terminating Party’s obligations to effect the Transactions to have been satisfied, the terminating Party’s right to pursue any available remedies at law will survive such termination unimpaired, and (c) the Parties under this Agreement shall cease to have any further obligations under this Agreement except pursuant to this Section 9.2 and Section 10 (as such obligations are affected by any defined terms contained herein relating thereto), and (d) all filings, applications and other submissions made pursuant to the Transactions shall, to the extent practicable, be withdrawn from the Government Authority or Person to which made.

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SECTION 10

MISCELLANEOUS

10.1 Public Announcements. Other than the Parties’ mutually-agreed upon press releases and other materials to be issued upon the announcement of this Agreement and the Transactions, with respect to which the Parties shall cooperate in good faith to jointly prepare or communicate consistent with the joint communication policy of the Parties or as otherwise contemplated herein, from and after the Effective Date, no Party shall make any public announcement or public comment regarding this Agreement or the contemplated Transactions without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, delayed, or conditioned), unless and only to the extent that (i) to the extent required by Order of the Bankruptcy Court, the Bankruptcy Code and the applicable rules; (ii) the furnishing or use of information is required in making any filing or obtaining any authorization of any Governmental Authority required for the consummation of the contemplated Transactions (including any creditor or counterparty approval); or (iii) the furnishing or use of such information as required by applicable Law.

10.2 Further Assurances. Each Party agrees, upon receipt of any reasonable request from the other Parties and without expense to such other Parties, to furnish such further information and to do such further acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement, the other Transaction Documents, and the contemplated Transactions. The Parties shall cooperate and make available to each other, as reasonably requested, all information, records, and documents necessary to prepare or review any Tax Returns, financial statements, reports, or any calculations required pursuant to this Agreement or any of the other Transaction Documents.

10.3 Expenses of the Transactions. Except for the Expense Reimbursement, each of the Parties shall bear its own fees and expenses incident to this Agreement, the other Transaction Documents and all of the contemplated Transactions. The Seller Parties and the Buyer Parties each agree that the other set of Parties will not assume any Liability to pay fees and expenses of the other in connection with the Transactions, except as specifically set forth herein.

10.4 Remedies Cumulative. Each right, power, and remedy of a Party provided in this Agreement or now or hereafter existing, whether legal or equitable, and whether provided by statute, Contract, or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy of such Party, and the exercise of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers, or remedies.

10.5 Waiver. Any term or condition of this Agreement may be waived in writing at any time by a Party entitled to the benefit thereof, and any such term or condition may be modified at any time, only by an agreement in writing executed by a duly authorized officer of each of the Parties. No delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

10.6 Severability. If any provision of this Agreement shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in full force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

10.7 Entire Agreement; Amendment. Except to the extent expressly set forth otherwise herein (including Section 4.8 hereof), in any other Transaction Document, or in any other written instrument signed by each party to be bound thereby which makes reference to this Agreement, this Agreement and all Exhibits attached hereto and referenced herein, together with all of the other Transaction Documents, embodies the entire agreement in relation to the subject matter hereof, and no representations, warranties, covenants, understandings, agreements, or otherwise in relation thereto exist between or among the Parties. This Agreement may not be amended or modified except by a written instrument signed by all Parties.

10.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, personal Representatives, successors, and assigns. Notwithstanding anything to the contrary contained in this Agreement, at the Closing, subject to the payment of the Purchase Price under this Agreement by Buyer, Buyer may assign any or all of its rights and obligations under this Agreement, including the right to receive all of the Purchased Assets, to one or more wholly-owned subsidiaries of a Buyer Party without the need to obtain the consent of any other Party; provided, that no such assignment will relieve Buyer of its obligations under this Agreement and Buyer will remain secondarily liable for such obligations.

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10.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given upon: (i) personal delivery, (ii) on the date sent by e-mail transmission of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (iii) confirmed delivery by a standard overnight courier service, or when delivered by hand, or (iv) the date of receipt when mailed in the United States by certified or registered mail, postage prepaid, in each case addressed as respectively set forth in this Section 10.9, or to such other address as any Party shall have previously designated by such a notice in accordance with the foregoing provisions of this Section 10.9.

If to a Seller Party, to: The RPWI Liquidating Trust c/o Wilmington Savings Fund Society, FSB, as Trustee 500 Delaware Avenue Wilmington, DE 19801 Attn: Patrick J. Healy Telephone No.: Email:	with a copy (which will not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Robert J. Gayda Telephone No.: (212) 574-1200 Email: gayda@sewkis.com
If to a Buyer Party, to: Nano Nuclear Energy Inc. 10 Times Square, 30th Floor New York, NY 10018 Attn: James Walker, CEO Email:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:      Matthew A. Gray, Esq., Howard Berman, Esq.,

               Richard Anslow, Esq.
Telephone No.: (212) 370-1300
Email:    mgray@egsllp.com, hberman@egsllp.com,
               ranslow@egsllp.com

10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement, and the execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may also be executed through the use of electronic signature, which each Party acknowledges and agrees is a lawful means of obtaining signatures in the United States. The delivery of this Agreement and the Parties’ executed counterpart signature pages hereto may be made by e-mail transmission of a PDF document, and such signatures shall be treated as original signatures for all applicable purposes.

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10.11 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Accordingly, any applicable Law that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The Section titles and headings contained herein are for convenience only and shall not affect the construction hereof. The Recitals set forth herein are by this reference fully incorporated into this Agreement. Except to the extent specifically provided otherwise herein, or to the extent the context of the relevant provision(s) of this Agreement clearly indicate(s) or require(s) otherwise, as used in this Agreement: (a) the singular shall be deemed to include the plural and vice versa; (b) words of any gender (including the neuter form) shall be held to include all genders (including the neuter form); (c) the terms “herein,” “hereof,” “hereunder,” or other similar terms, refer to this Agreement as a whole and not only to the particular sentence, subsection, or section in which any such term may be employed; and (d) the word “including” shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase “including, without limitation” were actually used in the text.

10.12 Governing Law; Venue; Jury Waiver. This Agreement shall be governed by and construed in accordance with the Law of the State of Delaware, without giving effect to principles of conflict of laws. In the event any Action is commenced related to or arising from, under, or connection with the terms of this Agreement, the Parties agree that venue shall lie exclusively in the Bankruptcy Court or, to the extent the Bankruptcy Court does not have jurisdiction, a court of competent jurisdiction located in the State of Delaware. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions in any manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS REFERRED TO HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

10.13 Survival. The (a) representations and warranties of the Parties and (b) covenants and agreements of the Parties that by their terms are to be performed at or prior to the Closing, contained in this Agreement or in any certificate or other writing delivered in connection herewith shall not survive the Closing. The covenants and agreements contained herein that by their terms are to be performed after the Closing shall survive the Closing indefinitely except the covenants, agreements, representations and warranties contained in Section 7.5 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof).

10.14 Bulk Sales Laws. Each Buyer Party hereby waives compliance by the Seller Parties, and each Seller Party hereby waives compliance by the Buyer Parties, with the provisions of the “bulk sales”, “bulk transfer” or similar Laws of any jurisdiction, other than any Laws that would exempt any of the transactions contemplated by this Agreement from any Tax liability that would be imposed but for such compliance.

{Signature page follows}

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IN WITNESS WHEREOF, the Parties have each duly executed this Agreement as of the Effective Date.

Seller:

THE RPWI LIQUIDATING TRUST

By:	Wilmington Savings Fund Society, FSB, in the capacity as the Liquidating Trustee

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Senior Vice President

The Company:

GLOBAL FIRST POWER LIMITED

By:	Wilmington Savings Fund Society, FSB, in the capacity as the Liquidating Trustee for the RPWI Liquidating Trust

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Senior Vice President

Buyer Parent:

NANO Nuclear ENERGY Inc.

By:	/s/ Jay Yu
Name:	Jay Yu
Title:	Founder, Chairman and President

Buyer:

KRONOS MMR INC.

By:	/s/ Jay Yu
Name:	Jay Yu
Title:	Founder, Chairman and President

[Signature Page to Purchase Agreement]